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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
ICG Communications, Inc.:

    We consent to the inclusion of our report dated December 16, 1997 relating to the balance sheets of the Melbourne System (an operating unit if ICG Communications, Inc.) as of December 31, 1995 and 1996, and the related statements of operations and accumulated deficit and cash flows for the years then ended and to the reference to our firm under the heading "Experts" in the KMC Telecom Holdings, Inc. Prospectus and Registration Statement on Form S-4.

                                          /s/ KPMG Peat Marwick LLP


Denver, Colorado
June 10, 1998